                                                                  EXHIBIT 3.7(a)

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                           EAP ENERGY SERVICES, L.P.

The undersigned General Partner, desiring to form a limited partnership (the "Partnership"), pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the "Act"), hereby duly executes this Certificate of Limited Partnership, to be effective as of the date of filing with the Secretary of State.

1.    The name of the Partnership is EAP Energy Services, L.P.

2. The address of the registered office of the Partnership is 201 Main Street, Suite 1455, Fort Worth, Texas, 76102, and the name of the registered agent whose business office address will be the same as the registered office address is Bruce B. Selkirk, III.

3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available under Section 1.07 of the Art is 201 Main Street, Suite 1455, Fort Worth, Texas, 76102.

4. The name, the mailing address, and the street address of the business or residence of each general partner of the Partnership is as follows:

                                                MAILING ADDRESS
                       NAME                     AND STREET-ADDRESS

              EAP Energy, Inc.,                 201 Main Street, Suite 1455
              a Delaware corporation            Fort Worth, Texas  76102

SIGNED on this the 5th day of March, 1999.

                                      GENERAL PARTNER

                                      EAP ENERGY, INC
                                      a Delaware corporation

                                      By: /s/ Bruce B. Selkirk, III
                                          --------------------------------------
                                          Bruce B. Selkirk, III, Executive
                                          Vice President

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.    The name of the entity is EAP Energy Services, L.P.

      and the file number issued to the entity by the secretary of state is
      __________________________

2.    The entity is: (Check one.)

      - a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

      - a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

      - a limited liability company, which. has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

      - a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

      - an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 201 Main St., Suite 1455, Ft. Worth, TX 76102.

4. - A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.) 777 Main Street, Suite 1400, Ft. Worth, TX 76102.

OR    - B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Bruce Selkirk, III.

6.    - A. The name of the NEW registered agent is John Karnes.

OR    - B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

                                             By: /s/ John Karnes
                                                 -------------------------------
                                                 (A person authorized to sign
                                                  on behalf of the entity)

                                  INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfor@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits on an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.    Please attach the appropriate fee:

Business Corporation                                            $15.00
Financial Institution, other than Credit Unions                 $15.00
Financial Institution that is a Credit Union                    $ 5.00
Non-Profit Corporation                                          $ 5.00
Limited Liability Company                                       $10.00
Limited Partnership                                             $50.00

      Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
      Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.    The name of the entity is EAP Energy Services, L.P.

      and the file number issued to the entity by the secretary of state is
      __________________________

2.    The entity is: (Check one.)

      - a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

      - a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

      - a limited liability company, which. has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

      - a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

      - an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 777 Main St., Suite 1400, Ft. Worth, TX 76102.

4. - A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

OR    - B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is John Karnes.

6.    - A. The name of the NEW registered agent is Morris B. Smith.

OR    - B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

                                            By: /s/ Morris B. Smith
                                                --------------------------------
                                                (A person authorized to sign
                                                on behalf of the entity)

                                  INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfor@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits on an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.    Please attach the appropriate fee:

Business Corporation                                            $15.00
Financial Institution, other than Credit Unions                 $15.00
Financial Institution that is a Credit Union                    $ 5.00
Non-Profit Corporation                                          $ 5.00
Limited Liability Company                                       $10.00
Limited Partnership                                             $50.00

      Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
      Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.